Exhibit 10.29
MOTOROLA ELECTED OFFICERS SUPPLEMENTARY RETIREMENT PLAN
AS AMENDED EFFECTIVE AS OF JUNE 30, 2005
(Reflecting Amendments through May 8, 2007)
     Motorola, Inc. (the “Company”) heretofore established the Elected Officers Supplementary Retirement Plan (the “Plan”). Effective November 9, 1988, the Board of Directors of the Company approved extensive amendments to the Plan. This document sets forth the Plan as amended on November 9, 1988 and includes all additional amendments effective through June 30, 2005, along with such technical conforming changes as are deemed necessary in order to designate this document as an amendment and complete restatement of the Plan effective as of said date. The Plan and the Trust created to fund the Company’s obligations under the Plan are not intended to be qualified under Sections 401(a) and 501(a) of the Internal Revenue Code. Amounts accrued or vested under the Plan on and after January 1, 2005 are subject to the provisions of Section 409A of the Internal Revenue Code; accordingly, as applied to those amounts, the Plan shall at all times be interpreted and administered so that it is consistent with such Internal Revenue Code Section notwithstanding any provision of the Plan to the contrary.
     Section 1. Definitions. Where the following words and phrases appear in this Plan, they shall have the respective meanings set forth below, unless the context clearly indicates to the contrary:
     1.1 Actuarial (or Actuarially) Equivalent: Equality in value of the aggregate amounts expected to be received under different forms of payment, and except as provided below, based on the actuarial assumptions, tables and interest rates which are adopted by the Committee from time to time for this purpose and are set forth in Appendix A hereto.
     1.2 Affiliated Employer: Any corporation which is a member of a controlled group of corporations (as defined in Section 414 (b) of the Internal Revenue Code) which includes the Company.
     1.3 Annuity Starting Date: As defined in Section 8.1 hereof.
     1.4 Average MIP Award: As defined in Section 6 hereof.
     1.5 Board of Directors: The Board of Directors of the Company, and shall also mean any committee of the Board of Directors which has been delegated authority to exercise the powers and authority of the Board of Directors with respect to the Plan.
     1.6 Change in Control: The occurrence of any of the following events: a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (“Exchange Act”), or any successor provision thereto, whether or not the Company is then subject to such reporting requirement; provided that, without limitation, such a Change in Control shall be deemed to have occurred if (A) any “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities (other than the Company or any employee benefit plan of the Company; and, for purposes of the Plan, no Change in Control shall be deemed to have occurred as a result of the “beneficial ownership,” or changes therein, of the Company’s securities by either of the foregoing), (B) there shall be consummated (i) any consolidation or merger of the Company in which the Company is not the surviving or continuing corporation or pursuant to which shares of the Company’s common stock would be converted into or exchanged for cash, securities or other property, other than a merger of the Company in which the holders of the Company’s common stock immediately prior to the merger have, directly or indirectly, at least a 65% ownership interest in the outstanding common stock of the surviving corporation immediately after the merger, or (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, other than any such transaction with entities in which the holders of the Company’s common stock, directly or indirectly, have at least a 65% ownership interest, (C) the shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company, or (D) as the result of, or in connection with, any cash tender offer, exchange offer, merger or other business combination, sale of assets, proxy or consent solicitation (other than by the Board), contested election or substantial stock accumulation (a “Control Transaction”), the members of the Board immediately prior to the first public announcement relating to such Control Transaction shall thereafter cease to constitute a majority of the Board.
     1.7 Committee: The persons appointed pursuant to Section 12 to assist the Company in the administration of the Plan in accordance with said Section.
     1.8 Company: Motorola, Inc., a corporation organized and existing under the laws of the State of Delaware or its successor or successors.
     1.9 Disability, Disabled: The Committee shall determine, in its reasonable discretion, whether any Participant has a Disability or is Disabled.
     1.10 Early Retirement Date: The first day of the calendar month coincident with or immediately following the Participant’s 60th birthday.
     1.11 Early Retirement Age: The Participant’s 60th birthday.
     1.12 Effective Date: November 9, 1988, the date on which the provisions of this Plan as amended on November 9, 1988 become effective.
     1.13 ERISA: The Employee Retirement Income Security Act of 1974, as amended from time to time.
     1.14 ERISA Excess Formula: As defined in Section 6 hereof.

     1.15 Hour of Service:
(a) each hour for which an employee is paid, or entitled to payment, for the performance of duties for the Company. These hours will be credited to the employee for the computation period in which the duties are performed;
(b) each hour for which an employee is paid, or entitled to payment, by the Company on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including Disability), layoff, jury duty, military duty or leave of absence. No more than 501 Hours of Service will be credited under this paragraph for a single computation period (whether or not the period of time during which no duties are performed occurs in a single computation period). Hours under this paragraph will be calculated and credited pursuant to section 2530.200b-2 of the Department of Labor Regulations which are incorporated herein by this reference; and
(c) each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Company. The same Hours of Service will not be credited both under paragraph (a) or paragraph (b), as the case may be, and under this paragraph (c). These hours will be credited to the employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement, or payment is made. Solely for purposes of determining whether a One Year Break in Service for vesting purposes has occurred in a computation period, an employee who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such employee but for such absence, or in any case in which such hours cannot be determined, 8 hours of service per day of such absence. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (1) by reason of the pregnancy of the employee, (2) by reason of a birth of a child of the employee, (3) by reason of the placement of a child with the employee in connection with the adoption of such child by such employee, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement. The Hours of Service credited under this paragraph shall be credited (1) in the computation period in which the absence begins if the crediting is necessary to prevent a One Year Break in Service in that period, or (2) in all other cases, in the following computation period. The total Hours of Service Required to be credited for maternity or paternity reasons shall not exceed 501 hours. As used in this definition, the term Company includes all Affiliated Employers.
     1.16 Normal Formula: As defined in Section 6 hereof.
     1.17 Normal Retirement Age: The Participant’s 65th birthday.

     1.18 Normal Retirement Date: A Participant’s Normal Retirement date is the first day of the calendar month coincident with or immediately following the Participant’s 65th birthday.
     1.19 Officer: An officer of the Company elected by the Board of Directors, or designated by the Chief Executive Officer of the Company and deemed having been so elected in accordance with powers delegated by the Board of Directors.
     1.20 One Year Break in Service: An employee shall incur a One Year Break in Service if in any computation period, as described in the definition of a Year of Service, he does not complete more than five hundred (500) Hours of Service. In the case of an employee who is absent from work for maternity or paternity reasons, as described in Section 1.15, Hours of Service shall be credited to such employee in accordance with Section 1.15.
     1.21 PBGC: Pension Benefit Guaranty Corporation, a body corporate within the Department of Labor established under the provisions of Title IV of ERISA.
     1.22 Participant: An officer participating in the Plan in accordance with the provisions of Section 3.
     1.23 Pension Plan: The Motorola, Inc. Pension Plan.
     1.24 Plan: Motorola Elected Officers Supplementary Retirement Plan, the plan set forth herein, as amended from time to time.
     1.25 Plan Year: The 12-month period commencing on January 1 and ending on December 31.
     1.26 Qualified Joint and Survivor Annuity: As defined in Section 8.1 hereof.
     1.27 Qualified Pre-Retirement Annuity: As defined in Section 8.2 hereof.
     1.28 Retirement Benefit: As defined in Section 6 hereof.
     1.29 Salary: The amount paid to an Officer by the Company as annual basic compensation, excluding awards under the Motorola Incentive Plan (MIP) (as well as any prior awards under the Motorola Executive Incentive Plan (MEIP) and the Performance Excellence=Rewards (PE=R) program), Mid Range Incentive Plan and Long Range Incentive Program, moving expense reimbursements, the imputed fair market value of a Company provided automobile or excess group-term life insurance coverage and similar imputed income items, and including the officer’s elective contributions to the Motorola Management Deferred Compensation Plan of amounts that would otherwise meet the above definition of Salary but for their contribution to the Motorola Management Deferred Compensation Plan.
     1.30 SCRP: The Motorola Supplementary Contributory Retirement Plan.
     1.31 Service Credit: As defined in Section 6 hereof.

     1.32 Subsidiary: Any corporation more than fifty percent (50%) of the outstanding voting stock of which (other than directors’ qualifying shares) is at the time directly or indirectly owned by the Company or by one or more Subsidiaries or by the Company and one or more Subsidiaries.
     1.33 Survivor Annuity Starting Date: As defined in Section 8.2 hereof.
     1.34 Trust: Any trust established for receiving, holding, investing and disposing of the Trust Fund and for implementing and carrying out the provisions of the Plan.
     1.35 Trustee: The person or entity named as trustee herein or in any separate Trust forming part of this Plan, and any successors.
     1.36 Trust Agreement: As defined in Section 14.1 hereof.
     1.37 Trust Fund: The Plan assets held by the Trustee under the Trust.
     1.38 Year of Service: A twelve (12) consecutive month period (computation period) during which period the employee has completed at least one thousand (1,000) Hours of Service. The computation period of an employee shall begin with the date he commences employment with the Company and additional computation periods shall begin on each succeeding anniversary of the date the employee commences employment with the Company. In the event an employee’s employment with the Company is terminated and such employee has a One Year Break in Service following the termination of his employment, and if such employee is later reemployed by the Company, the computation period shall begin with the date such employee is reemployed by the Company, and additional computation periods shall begin on each succeeding anniversary of the date the employee was reemployed by the Company. All Years of Service (both pre-break and post-break) will be counted for vesting purposes and for calculating the Retirement Benefit under the Normal Formula. Years of Service with any Affiliated Employer shall be counted as Years of Service with the Company.
     Section 2. Construction. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender, and the singular may include the plural, unless the context clearly indicates to the contrary. The words “hereof,” “herein,” “hereunder,” and other similar compounds of the word “here” shall mean and refer to the entire Plan, not to any particular provision or Section. Section headings are included for convenience of reference and are not intended to add to, or subtract from, the terms of the Plan.
     Section 3. Participation. Each officer who is age 55 or older on the Effective Date shall become a Participant in the Plan, as amended, on the Effective Date. After the Effective Date, an Officer shall become a Participant in the Plan upon the earlier of (i) his designation as a Participant by the Committee at any age under age 55, (ii) attaining age 55, (iii) his election as an officer if age 55 or older at that time, (iv) a Change in Control or (v) his Disability; provided, however, that there shall be no new Participants in the Plan after December 31, 1999. A Participant whose right to a Retirement Benefit was not vested on

December 31, 1999, shall no longer participate in the Plan upon the Participant’s acceptance of the offer to exchange his or her’s interest in the Plan for other consideration from Motorola.
     Section 4. Vesting. A Participant’s right to a Retirement Benefit shall be vested and nonforfeitable as follows:
(a) For a Participant who has not attained age 60, when he has completed at least five Years of Service;
(b) For a Participant who is age 60 or older but who has not attained age 65, when he has completed at least two Years of Service;
(c) Upon attainment of age 65 (Normal Retirement Age) regardless of his Years of Service;
(d) Upon a Change in Control of the Company regardless of the Participant’s age or number of Years of Service;
(e) At the time he becomes Disabled regardless of the Participant’s age or number of Years of Service.
     Section 5. Eligibility for Retirement Benefits. To be eligible for a Retirement Benefit under the Plan, a Participant must also be a participant in the Pension Plan if eligible for participation, or the pension plan of a Subsidiary if the Subsidiary has a pension plan and the Participant is eligible to participate in it, and he must meet the other eligibility requirements stated herein. A Participant who is vested and who retires on or after age 60 shall be eligible to receive an unreduced Retirement Benefit upon retirement. A Participant who retires at any age because of Disability shall be eligible to receive an unreduced Retirement Benefit upon retirement. A Participant whose employment with the Company terminates at any age because of a Change in Control shall be eligible to receive an unreduced Retirement Benefit upon retirement at or after age 55. A Participant who is vested and ceases to be an Officer or ceases to be employed by the Company for any reason (other than Disability or a Change in Control) before he has attained age 57 shall be eligible to receive a deferred unreduced Retirement Benefit upon retirement at or after age 60 or, subject to the condition stated hereinbelow, a deferred actuarially reduced Retirement Benefit determined as provided in this Section 5 upon retirement at or after age 57. A Participant who is vested and who retires at or after age 57 but prior to age 60 shall, subject to the condition stated hereinbelow, be eligible to receive an actuarially reduced Retirement Benefit upon retirement determined as follows:
     (a) With respect to the lump sum payment option, the lump sum amount to be paid to the Participant will be equal to the cost to purchase (from an insurance company selected by the Company) a deferred annuity for the Participant at retirement which would provide the full Retirement Benefit with payments commencing at age 60.
     (b) With respect to the lifetime income payments option, such payments will be determined by the amount of lifetime income which could be provided by purchasing an annuity with the lump sum amount determined in (a) above. The other optional forms of payment under the Plan will also be available to the Participant on an actuarially reduced basis.
     Notwithstanding the foregoing, as a condition to the availability of a Retirement Benefit at or after age 57 but prior to age 60, the Participant shall enter into an agreement not to compete with the Company.
     Section 6. Determination of Amount of Retirement Benefit. A benefit for each Participant shall be calculated under the Normal Formula. A benefit for each Participant who participates in the Pension Plan shall also be calculated under the ERISA Excess Formula. The formula which produces the greater benefit will be the applicable formula for Participants who participate in the Pension Plan. The benefit so calculated for each Participant, whether determined under the Normal Formula or the ERISA Excess Formula, shall be reduced by the amount (computed on a life annuity basis) payable to such Participant under the Pension Plan (but not including SCRP payments), the pension plan of any Subsidiary, the Company’s Long Term Disability Plan, and the disability plan of any Subsidiary, whichever plan or plans is or are at the time applicable to such Participant. The results obtained shall be the Participant’s “Retirement Benefit,” provided, however, that the Retirement Benefit payable annually to any Participant shall not exceed seventy percent (70%) of the lesser of (i) his Salary as of the date immediately prior to retirement, or (ii) his Salary as of June 30, 2005 if he was an officer on said date.
     Normal Formula. The monthly benefit under the Normal Formula expressed as lifetime income shall be calculated as follows: One-Twelfth (1/12) times the sum of (i) Salary as of the date immediately prior to retirement (or as of such earlier date as may be mutually agreed upon by the Company and the Officer affected) or in the case of a deferred vested Retirement Benefit, as of the date of the Participant’s termination of employment; provided, that in no event shall a Participant’s Salary for purposes of this clause (i) be greater than the Participant’s Salary as of June 30, 2005 if he was an Officer on said date, plus (ii) the five year Average MIP Award paid to the Officer under the Motorola Incentive Plan (MIP) (and taking into account for this purpose any previous awards under the Motorola Executive Incentive Plan (MEIP) or Performance Excellence = Rewards program (PE=R) as provided in the definition of “Average MIP Award” below) times forty percent (40%) plus an additional percentage (“Service Credit”) equal to one-fourth (1/4) of one percent (1%) for each Year of Service of the Officer in excess of ten (10) Years of Service, subject to the following maximums:

Age At		Age At
Retirement	Maximum	Retirement	Maximum
55	42.50%	61	44.00%
56	42.75%	62	44.25%
57	43.00%	63	44.50%
58	43.25%	64	44.75%
59	43.50%	65 & over	45.00%
60	43.75%
If the Service Credit determined as above is less than the Early Service Credit calculated under the Plan as it existed prior to the Effective Date for any Participant, the Early Service Credit shall be used for such Participant in lieu of the Service Credit determined as above.
     “Average MIP Award” shall mean and shall be calculated as follows:
(i) For each of the eight full calendar years prior to retirement, each year’s MIP award (which term shall include any prior MEIP and/or PE=R awards during the applicable period), including any portion thereof which the officer elects to contribute under the Motorola Management Deferred Compensation Plan) is calculated as a percentage of that year’s actual earnings from Salary.
(ii) The five calendar years which produce the highest percentages are then determined.
(iii) The average of the percentages for those five years is then determined.
(iv) The average of the percentages so determined is then applied to the Officer’s Salary at retirement (or at such earlier date as may be mutually agreed upon by the Company and the officer affected) to determine the Average MIP Award amount for purposes of this Plan.
     Following is an example of the calculation:

	Actual		MIP Award as %
	Earnings from	MIP	of Actual Earnings
Year	Salary	Award	from Salary
1	$190,000	$57,000	30.0%
2	$180,000	36,000	20.0%
3	$170,000	30,600	18.0%
4	$160,000	20,800	13.0%
5	$150,000	48,000	32.0%
6	$140,000	-0-	0
7	$130,000	28,600	22.0%
8	$110,000	17,600	16.0%

* Average MIP rate for five years which produces the highest percentage 24.4%
Final Salary = $200,000
Average MIP Award (24.4% of $200,000 final Salary) = $48,800
     Payments made under the Mid Range Incentive Plan and Long Range Incentive Plan shall not be taken into account in determining the Average MIP Award.
     ERISA Excess Formula. The monthly benefit under the ERISA Excess Formula expressed as lifetime income shall be calculated in the same manner as the Normal Retirement Benefit is calculated under Section 6.1 of the Pension Plan. The benefit calculated under this formula shall not be subject to the limitations of Sections 401(a)(17) and 415 of the Internal Revenue Code and shall be calculated without giving effect to any reduction in earnings attributable to the Participant’s elective contributions to the Motorola Management Deferred Compensation Plan.
     Notwithstanding the method prescribed above for calculating Average MIP Award, if, under extraordinary circumstances which are in the interest of the Company, as determined by the Company (acting through the Board of Directors or any committee thereof to whom authority has been delegated) in its sole discretion, an officer extends his or her employment beyond his or her planned retirement date at the request of the Company, the Company may, with the consent of the Officer affected, calculate the Officer’s Average MIP Award by using the MIP awards for the calendar years that would have been used if the officer had retired on the date originally planned.
     Section 7. Payment of Retirement Benefit. A Participant’s Retirement Benefit shall be paid in monthly installments commencing as follows: (i) in the case of a vested Participant who retires prior to or on or after his Early Retirement Age, on the first day of the month coinciding with or immediately following the date of his retirement, (ii) in the case of a Participant who retires before his Early Retirement Age because of Disability, on the first day of the month coinciding with or immediately following the date of Disability, and (iii) in the case of a Participant who has a deferred vested Retirement Benefit, on the first day of the month selected by the Participant after he has attained his Early Retirement Age, or if a Change in Control has occurred, after he has attained age 55 rather than his Early Retirement Age. Such payments shall continue on the first day of each succeeding month until the benefit terminates as provided in the Plan for the type of benefit being paid to the Participant. Unless the Participant elects otherwise, in writing, payment of benefits under the Plan will begin not later than the 60th day after the latest of the close of the Plan Year in which:
(1)	the Participant attains Normal Retirement Age;
(2)	occurs the 10th anniversary of the year in which the Participant commenced participation in the Plan; or
(3)	the Participant terminates his service with the Company.

     Benefits under the Plan that accrued or vested on and after January 1, 2005 are subject to the provisions of Section 409A of the Code and the provisions of Appendix C of the Plan; accordingly, as applied to those amounts, the Plan shall at all times be interpreted and administered so that it is consistent with such Internal Revenue Code Section notwithstanding any provision of the Plan to the contrary.
     7.1 Facility of Payment: If, in the Committee’s judgment, any person to whom benefits are payable hereunder is under a legal disability or unable to care for his affairs because of illness, accident, or other incapacity, any payment due (unless prior claim therefor shall have been made by a duly qualified guardian, committee, or other legal representative) may be paid to his spouse, parent, brother or sister, or any other person as the Committee may determine. Any such payment shall be a payment for the account of such person and shall, to the extent thereof, be a complete discharge of any liability under the Plan to such person.
     Section 8. Qualified Joint and Survivor Annuity and Qualified Pre-Retirement Survivor Annuity.
      8.1 Qualified Joint and Survivor Annuity.
(a) Unless otherwise elected as provided below, a Participant who is married on the Annuity Starting Date and who does not die before the Annuity Starting Date shall receive the value of his benefit in the form of a Qualified Joint and Survivor Annuity. An unmarried Participant shall receive the value of his benefit in the form of a life annuity. Such unmarried Participant, however, may elect in writing to waive the life annuity. The election must comply with the provisions of this Section as if it were an election to waive the joint and survivor annuity by a married Participant, but without the spousal consent requirement. The joint and survivor annuity and the life annuity form of distribution shall be the Actuarial Equivalent of the benefits due the Participant.
(b) Any election to waive the Qualified Joint and Survivor Annuity must be made by the Participant in writing during the election period, must be consented to in writing by the Participant’s spouse and must indicate that the Participant alone is to receive the benefit or designate a specific beneficiary or beneficiaries, including any class of beneficiaries or a contingent beneficiary and a form of benefit payment which may not be changed (except back to a Qualified Joint and Survivor Annuity) without spousal consent, unless the consent of the spouse expressly permits designations by the Participant without any requirement of further consent by the spouse. Such spouse’s consent shall be irrevocable and must acknowledge the effect of such election and be witnessed by a Plan representative or a notary public. A consent that permits designations by the Participant without any requirement of further consent by such spouse must acknowledge that the spouse has the right to limit consent to a specific beneficiary and a specific form of benefit, where applicable and that the spouse voluntarily elects to relinquish either or both of such rights. Such consent shall not be required if it is established to the satisfaction of the Committee that the required consent cannot be obtained because there is no spouse, the spouse cannot be located, or other circumstances that may be prescribed by Treasury regulations. The election made by the Participant and consented to by his spouse may be revoked by the Participant in writing without the consent of the spouse at any time during the election period. The number of revocations shall not be limited. Any new election must comply with the requirements of this paragraph. A former spouse’s waiver shall not be binding on a new spouse.
(c) The election period to waive the joint and survivor annuity and to revoke an election shall be the one hundred and eighty (180) day period ending on the Annuity Starting Date.
(d) “Annuity Starting Date” means the first day of the first period for which an amount is paid as an annuity, or, in the case of a Retirement Benefit not payable in the form of an annuity, the first day on which all events have occurred which entitles the Participant to such Retirement Benefit.
(e) “Qualified Joint and Survivor Annuity” means a reduced annuity for the life of the Participant with a survivor annuity for the life of the spouse which is either 50 percent (50%), 75 percent (75%) or 100 percent (100%) (as selected by the Participant, and if no selection is made, it will be 50%) of the amount of the annuity which is payable during the joint lives of the Participant and the spouse and which is the Actuarial Equivalent of the normal form of benefit.
(f) With regard to the election, the Committee shall provide the Participant no less than thirty (30) days and no more than one hundred and eighty (180) days prior to the Annuity Starting Date (and consistent with Treasury regulations), a written explanation of:
(i) the terms and conditions of the Qualified Joint and Survivor Annuity,
(ii) the Participant’s right to make and the effect of an election to waive the Qualified Joint and Survivor Annuity,
(iii) the right of the Participant’s spouse to consent to any election to waive the qualified Joint and Survivor Annuity,
(iv) the right of the Participant to revoke such election, and the effect of such revocation, and
(v) the relative values of the various optional forms of benefit under the Plan.

(g) The distribution of a benefit in the form of a Qualified Joint and Survivor Annuity shall not require the consent of the Participant’s spouse if such distribution commences prior to the later of his Normal Retirement Age or age 62.
     8.2 Qualified Pre-Retirement Survivor Annuity. In the case of a vested Participant who dies before the Annuity Starting Date, whether or not separated from service with the Company at the time of death, and who has a surviving spouse, a Qualified Pre-Retirement Survivor Annuity shall be paid to the surviving spouse of such Participant. This form of benefit may not be waived nor may another beneficiary be selected. Under this form of benefit, the Participant’s surviving spouse will receive a lifetime annuity payable in monthly installments equal to fifty percent (50%) of the Retirement Benefit calculated for the deceased Participant as of the date immediately prior to his death. For purposes of this Section 8.2, a surviving spouse will begin to receive payments on the first day of the month immediately following the date of the Participant’s death unless such surviving spouse elects a later date. A surviving spouse’s benefit will be paid in a lump sum upon such spouse’s written request made prior to the date benefit payments begin. The date on which a surviving spouse begins to receive payments as an annuity or receive a lump sum payment under this Section 8.2 shall be referred to as the “Survivor Annuity Starting Date.”
     8.3 Non-Qualified Pre-Retirement Survivor Annuity. In addition to the Qualified Pre-Retirement Survivor Annuity provided for in Section 8.2 hereof, in the case of a vested Participant who dies before his of her Annuity Starting Date, whether or not separated from service with the Company at the time of death, and who has a surviving spouse, a Non-Qualified Pre-Retirement Survivor Annuity shall be paid to the surviving spouse of such Participant. This form of benefit may not be waived nor may another beneficiary be selected. Under this form of benefit, the Participant’s surviving spouse will receive a lifetime annuity payable in monthly installments equal to fifty percent (50%) of the Retirement Benefit calculated for the deceased Participant as of the date immediately prior to his of her death. For purposes of this Section 8.3, a surviving spouse will begin to receive payments on the first day of the month immediately following the date of the Participant’s death unless such surviving spouse elects a later date. A surviving spouse`s benefit will be paid in a lump sum upon such spouse’s written request made prior to the date benefit payments begin. The date on which a surviving spouse begins to receive payments as an annuity or receive a lump sum payment under this Section 8.3 shall be referred to as the “Survivor Annuity Starting Date.”
     Section 9. Optional Methods of Payment. If a married Participant has duly waived the Qualified Joint and Survivor Annuity form of benefit or if an unmarried Participant has duly waived the life annuity form of benefit in accordance with the requirements of Section 8.1, upon the written request of such a Participant filed with the Committee before the Annuity Starting Date in accordance with the rules governing such requests, the Committee shall provide for him an optional form of Retirement Benefit, in one of the forms set forth below, which shall be the Actuarial Equivalent of the Retirement Benefit to which he would be otherwise entitled hereunder except that no optional form shall be granted which would reduce the value of the Participant’s Retirement Benefit payable to him personally by more than fifty percent (50%):
     (i) a lump sum payment;
     (ii) in the case of a married Participant, in the form of a life annuity; or
     (iii) a life-ten years certain form as set forth in Section 6.7(b) of the Pension Plan.
     Section 10. Limitations on Benefits. All rights and benefits, including elections, provided to a Participant in the Plan shall be subject to the rights afforded to any alternate payee under a qualified domestic relations order as those terms are defined in Section 206(d) of ERISA.
     Section 11. Nonalienation of Benefits. No benefit which shall be payable out of the Trust Fund to any person (including a Participant or his beneficiary), or any other amount or asset set aside or purchased under Section 13 to fund a Participant’s Retirement Benefit, shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void; and no such benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements, or torts of any such person, nor shall it be subject to attachment or legal process for or against such person, and the same shall not be recognized by the Trustee, except to such extent as may be required by law. This provision shall also apply to the creation, assignment or recognition of a right to a benefit payable with respect to a Participant pursuant to a domestic relations order as defined in Section 206(d) of ERISA: unless such order is determined to be a qualified domestic relations order as defined in Section 206(d) of ERISA; provide, however, a domestic relations order entered prior to January 1, 1985 may, in the discretion of the Officers Plan Committee or its delegate, be treated as a Qualified Domestic Relations Order, even though the order does not satisfy the requirement of Section 206(d) of ERISA. The Committee shall establish a written procedure to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders.
     Section 12. Administration.
     12.1 Officers Plan Committee: The Board of Directors shall appoint a committee to be known as the Officers Plan Committee to administer the Plan. The Committee shall be the Named Fiduciary for purposes of Section 402 (a) of ERISA. The Committee shall consist of one or more persons appointed by the Board of Directors, and each member shall serve until his resignation or removal or until his successor is appointed. Each member may, but need not, be a director, officer or employee of the Company. A member of the Committee may resign by delivering his written resignation to the Board of Directors. Any member of the Committee may be removed, with or without cause, by the Board of Directors.

     12.2 Powers and Duties of the Committee: The Committee shall carry out the duties assigned to it under the Plan and shall administer the Plan in accordance with its terms. The Committee shall have all powers as may be necessary to carry out its duties under the Plan, including, but not by way of limitation, the following: to construe and interpret the provisions of the Plan; to decide any disputes which may arise under the Plan; to decide all questions that shall arise under the Plan, including questions as to the eligibility to become Participants, and the amount, manner and time of payment of any benefits under the Plan; to decide questions submitted by the Trustee on all matters necessary for it to properly discharge its duties, powers and obligations; to employ or appoint legal counsel, accountants, actuaries, consultants or any person to assist in the administration of the Plan and any other agents it deems advisable. The Committee shall also have the power to allocate and delegate fiduciary responsibilities. The Committee shall have the power and authority to direct the investment of the Trust Fund, and in connection with such power, may delegate in writing authority to manage assets of the Trust Fund to one or more investment managers. The Committee may adopt from time to time written investment policies and guidelines which shall govern the manner in which the assets of the Trust Fund are to be invested, which policies and guidelines shall be followed by the investment managers. With respect to Retirement Benefits funded under Section 13.1(b) or (c) hereof, the Committee shall have the discretion to appoint such agents as are necessary to act on its behalf and shall have the authority to direct the investment of amount held to fund such Retirement Benefits.
     12.3 Meetings of the Committee: The Committee shall act by a majority of its members at the time in office, and such action may be taken either by a vote at a meeting or in writing without a meeting. The Committee may authorize any person or persons, who may but need not be a member or members of the Committee, to execute any document or documents on behalf of the Committee, in which event the Committee shall notify the Trustee in writing of such action and the name or names of such person or persons so designated. The Trustee thereafter may accept and rely upon any document executed by such person or persons as representing action by the Committee until the Committee shall file with the Trustee a written revocation of such designation.
     12.4 Adoption of Rules by the Committee: The Committee may adopt such rules as it deems necessary, desirable or appropriate. All rules and decisions of the Committee shall be uniformly and consistently applied to all Participants in similar circumstances. When making a determination or calculation, the Committee shall be entitled to rely upon information furnished by a Participant or beneficiary, the Company, the legal counsel of the Company, or the Trustee.
     12.5 Instructions to Trustee: The Committee shall advise the Trustee in writing with respect to all benefits which become payable under the terms of the Plan and shall direct the Trustee to pay such benefits from the Trust Fund.
     12.6 Reports and Records: The Committee shall keep a record of all its proceedings and acts and shall keep all such books of account, records, and other data as may be necessary for the proper administration of the Plan. The Committee shall file or cause to be filed all such annual reports, financial and other statements as may be required by any federal or state statute, agency or authority within the time prescribed by the law or regulations for filing said documents. The Committee shall furnish such reports, statements and other documents to Participants and Beneficiaries of the Plan as may be required by any federal or state statute or regulation within the time prescribed for furnishing such documents.
     12.7 Inspection of Records of the Committee: The Committee’s records and books of account shall be open to inspection at all reasonable times by the Company or the Board of Directors, or both, or any person designated from time to time by the Company or Board of Directors.
     12.8 Indemnification: The Company shall indemnify each member of the Committee, and the directors, officers and employees of the Company involved in the operation and administration of the Plan against any and all claims, losses, damages, expenses and liabilities arising from any action or failure to act, except when the same is determined by the Board of Directors to be due to gross negligence or willful misconduct of such member.
     12.9 Claims Procedure: The Committee shall make all determinations as to the right of any person to a benefit. Any denial by the Committee of the claim for benefits under the Plan by a Participant or beneficiary shall be stated in writing by the Committee and delivered or mailed to the Participant or beneficiary. Such notice shall set forth the specific reasons for the denial, written in a manner that may be understood without legal or actuarial counsel. In addition, the Committee shall afford a reasonable opportunity to any Participant or beneficiary whose claim for benefits has been denied for a review of the decision denying the claim.
     Section 13. Funding of Retirement Benefits.
     13.1 Discretion of Committee on Form of Funding: The Plan is intended to be a funded plan for purposes of ERISA, and is intended to be a permanent as distinguished from a temporary program. Provided that the minimum funding standards of ERISA are met, the Committee shall have the discretion to fund the payment of each Participant’s vested Retirement Benefit through one or more of the following:
(a) making contributions on such Participant’s behalf to the Trust;
(b) purchasing a commercial annuity contract or contracts and, to the extent the Committee deems advisable, transferring the annuity contract or contracts to such Participant; or
(c) implementing any other funding method which the Committee, in its sole discretion, shall consider appropriate.
     The Committee’s decision to use one method for funding one Participant’s Retirement Benefit shall not in any way limit the Committee’s discretion to use any other method for funding another Participant’s Retirement Benefit. Similarly, the Committee’s decision to use one method for funding a portion of a particular Participant’s Retirement Benefit shall not limit the Committee’s discretion with respect to the funding of the remainder of such Participant’s Retirement Benefit. Moreover, the Committee shall have the discretion to change, to the extent practicable, the method for funding any Participant’s Retirement Benefit. If at any time a Participant’s Retirement Benefit is funded through one or more methods which do not require the use of the Trust, all references herein to the Trust, the Trust Fund and the Trustee shall, with respect to such Participant, be disregarded.
     13.2 Early Distribution: Under Section 13.1, the Committee may select a method of funding that provides for distributions to be made to a Participant or beneficiary before the Annuity Starting Date or the Survivor Annuity Starting Date, as the case may be; provided, however, that to the extent ERISA requires the consent of the Participant, his spouse, a beneficiary, or any combination thereof, to any such distribution, no distribution shall be made unless such consent or consents have been given.
     13.3 Employee Contributions: Under Section 13.1, the Committee may select a method of funding that permits Participants to make contributions to fund Retirement Benefits.
     13.4 Payment’s for Taxes: To the extent that the Committee’s funding of a Participant’s Retirement Benefit pursuant to Section 13.1 results in adverse foreign (non-United States), federal, state or local tax consequences to such Participant which would not have resulted if such Participant’s Retirement Benefit had not been funded, the Committee may, in its discretion, authorize the payment to such Participant, either by the Company or out of the Trust Fund, of an amount sufficient to indemnify such Participant against some or all of such adverse tax consequences.
     13.5 Overfunding of Benefits: The funding of Retirement Benefits under Section 13.1 is intended solely to allow the Committee to establish a fund from which the Company’s liability to pay Retirement Benefits to Participants may be satisfied, and not to increase in any way the Retirement Benefit to which a Participant is entitled. Accordingly, to the extent the Committee funds a Participant’s Retirement Benefit pursuant to Section 13.1 based on certain assumptions, but the actual payments resulting from such funding would exceed such Participant’s Retirement Benefit as determined under Section 6, the Committee may, in its discretion, reallocate the excess among other Participants who are presently covered by the Plan or who may be so covered in the future. The Company shall have no right, title or interest in or to amounts or assets used to fund Retirement Benefits, and no part of any such amounts or assets shall revert to the Company except that any amounts or assets remaining, because of overpayments, after satisfaction of all liabilities of the Plan with regard to Participants may revert to the Company. Any amounts or assets contributed to fund Retirement Benefits under a mistake of fact shall be returned to the Company, to the extent practicable, upon request within one (1) year after such funding.
     13.6 Underfunded Benefits: The Committee’s funding of some or all of a Participant’s Retirement Benefit under Section 13.1 shall not reduce the Company’s liability to provide to a Participant the Retirement Benefit to which he is entitled under Section 6; provided, however, that if as a result of the funding method adopted by the Committee any

Participant or his beneficiary (i) receives any distribution of cash from the Trust or any other entity prior to the Annuity Starting Date or the Survivor Annuity Starting Date, as the case may be, and (ii) fails to recontribute the after-tax amount of such distribution (as defined in the following sentence) in order to fund a portion of such Participant’s Retirement Benefit, then the Committee may reduce such Participant’s Retirement Benefit by the sum of such after-tax amounts not recontributed and the investment income the Trust would have earned thereon. For purposes of this Section 13.6, the after-tax amount of a distribution shall be the amount of such distribution reduced by the amount of any federal, state and local taxes incurred by the Participant because of such distribution; provided, however, that no such reduction will be made to the extent that the Participant receives a payment from the Company indemnifying him for such taxes.
     Section 14. Trust Fund.
     14.1 Trust Agreement: As a part of the Plan, the Company may enter into a Trust Agreement under which the Trustee would receive contributions of the Company to the Trust Fund. The provisions of and benefits under the Plan are subject to the terms and provisions of such Trust Agreement.
     14.2 Contributions to the Trust Fund: Subject to Section 13.4 hereof, no contribution shall be required from any Participant. An individual account will be established in the Trust Fund for each Participant whose Retirement Benefit is funded, in whole or in part, through the Trust.
     Section 15. Benefits of Retired Officers and Spouses of Deceased Officers.
     15.1 Funding of Benefits: The benefits payable to Officers who retired prior to the Effective Date shall continue to be paid by the Company under the Plan provisions as they existed prior to the Effective Date; provided, however, that on or before December 31, 1988, the Retirement Benefit of each retired Officer shall be funded through the Trust; and, provided further, that effective January 1, 1989, the Retirement Benefit of each retired officer will be recalculated under the formulas set forth in Section 6 of the Plan. Each retired Officer will be given the right to elect, within a time period to be set by the Committee, payment of the recalculated Retirement Benefit in a lump sum or in the form of a Qualified Joint and Survivor Annuity or one of the optional methods of payment specified in Section 9 of the Plan. If a retired Officer elects to receive payment other than in a lump sum, the Committee will direct the Trustee to purchase an annuity contract from the Trust Fund to fund the benefit. The benefit currently being paid to a spouse of a deceased Officer shall remain the same except that (i) on or before December 31, 1988 the benefit payable to each such spouse shall be funded through the Trust and (ii) each such spouse shall, within a reasonable time period to be set by the Committee, be allowed to elect to receive a lump sum payment from the Trust or to continue to receive installment payments. If a surviving spouse elects to continue to receive installment payments, the Committee will direct the Trustee to purchase an annuity contract from the Trust Fund to fund the benefit.

     15.2 Underfunding of Benefits: The Committee’s funding of some or all of a retired officer’s or surviving spouse’s benefit under Section 15.1 shall not reduce the Company’s liability to provide such retired Officer or surviving spouse with the benefit to which he otherwise is entitled.
     15.3 Payment for Taxes: To the extent the funding of a retired Officer’s or surviving spouse’s benefit (either through the funding of the Trust or the purchase of an annuity) results in adverse federal, state, or local tax consequences to such retired Officer or surviving spouse which would not have resulted if such retired officer’s or surviving spouse’s benefit had not been funded, the Committee may, in its discretion, authorize the payment to such retired officer or surviving spouse, either by the Company or out of the Trust Fund, of an amount sufficient to indemnify such retired officer or surviving spouse against some or all of such adverse tax consequences.
     Section 16. Merger or Consolidation of Plan; Transfer of Assets. In the event of any merger or consolidation of the Plan with another retirement or pension plan, or in the event of any transfer of assets or liabilities from the Plan to another retirement or pension plan, provision shall be made so that each Participant in the Plan on the date thereof (if the Plan then terminated), would receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately prior to the merger, consolidation or transfer (if the Plan had then terminated).
     Section 17. Amendments. The Board of Directors shall have the right at any time to amend the Plan, the Trust Agreement and any other document entered into as a result of a funding method adopted by the Committee under Section 13.1 hereof. However, no such amendment shall authorize or permit any part of the Trust Fund or any other asset purchased or amount set aside to fund Participants’ Retirement Benefits (other than such part as is required to pay administration expenses) to be used for or diverted to purposes other than for the exclusive benefit of the Participants, either current or future, or their beneficiaries or estates. No such amendment shall cause any reduction in the vested accrued benefit of any Participant. The Company further reserves the right to discontinue or suspend the payment of contributions to any fund held under the Trust Agreement or under any other funding method adopted under Section 13.1 hereof.
     Section 18. Termination. The Board of Directors shall have the right to terminate the Plan at any time. Upon termination the amount credited to the account of each Participant shall become fully vested and shall not thereafter be subject to forfeiture. Upon termination of the Plan, the Company, by written notice to the Trustee, may direct either:
(i) continuation of the Trust and the distribution of benefits at such time and in such manner as though the Plan had not been terminated; or
(ii) complete distribution of the assets in the Trust Fund to the Participants in a manner consistent with the Plan. In such case, the Trustee shall distribute to each Participant in the Plan and to each retired Participant, the amount then credited to his account in the Trust Fund, subject to provision for expenses of administration or liquidation.
The balance, if any, of the assets due to erroneous actuarial computation held by the Trust Fund after such distribution shall be returned to the Company, but only after satisfaction of all liabilities with respect to Participants and Retirement Benefits under the Plan.
     Section 19. Miscellaneous.
     19.1 No Enlargement of Rights: The Plan is strictly a voluntary undertaking on the part of the Company and shall not be deemed to constitute a contract between the Company and any Officer, or to be consideration for, or an inducement to, or condition of, the employment of any Officer. Nothing contained in the Plan shall be deemed to give any Officer the right to be retained in the employment of the Company or to interfere with the right of the Company to discharge any Officer at any time regardless of the effect which such discharge shall have upon him as a Participant of the Plan. No officer, prior to his retirement under conditions of eligibility for retirement benefits or prior to his acquiring vested rights, shall have any right or interest in or to any portion of any funds arising from Company contributions under the Plan, and no person shall have any right to Retirement Benefits, except to the extent provided in the Plan.
     19.2 Notice of Address: Each person entitled to benefits under the Plan must file with the Committee, in writing, his post office address and each change of post office address. Any communication, statement, or notice addressed to such a person at his latest post office address as filed with the Committee will be binding upon such person for all purposes of the Plan, and neither the Trustee nor the Company shall be obliged to search for or ascertain the whereabouts of any such person.
     19.3 Data: All persons entitled to benefits under the Plan must furnish to the Committee or Trustee such documents, evidence, or information as the Committee or Trustee considers necessary or desirable for the purpose of administering the Plan, or to protect the Committee or Trustee, and it shall be a condition of the Plan that each such person must furnish promptly true and complete data, evidence, or information and sign such documents as the Committee or Trustee may require before any benefits become payable under the Plan. In the event that any data so furnished is found by the Company to be incorrect, any payments thereafter due shall be adjusted on an actuarial basis to correct for any previous overpayments or underpayments, as the case may be. After such adjustment is made, all future payments shall be based on the corrected data.
     19.4 Governing Law: The Plan shall be governed by and construed in accordance with ERISA and the laws of the State of Illinois to the extent not preempted by ERISA.

APPENDIX A
Actuarial Equivalence
     The purpose of this Appendix A is to specify the assumptions and tables to be used to determine Actuarial Equivalence as provided in Section 1.1 thereof.
Section 1.1
     Except as specifically stated elsewhere in this Appendix A, Actuarial Equivalence shall be based on the 1984 Unisex Pension Mortality Table as published, setback 2 years, and 6% interest.
Optional Payment Forms
     The normal form benefit (payable as a life annuity) is to be multiplied by the factor shown in the table to obtain the reduced benefit payable under the applicable optional payment form.
1. Joint and Survivor Option Factors

Joint Annuitant’s Age As	Percentage of Participant’s
Related to Participant’s	Reduced Benefit Continued to
Age	Joint Annuitant
	50%	75%	100%

5 or more years older	.91	.87	.83
Difference less than 5 years	.87	.82	.77
5, less than 10, younger	.84	.78	.73
10, less than 15, younger	.82	.75	.69
15, less than 20, younger	.80	.72	.66
20 or more years younger	.76	.67	.60
Example: Participant is 65 years old with normal pension of $300 per month. He elects 50% continuation for his wife, aged 62. Since the difference in age is less than five years, the reduction factor is .87. The Participant receives $261.00 per month under the Option (.87 x $300), and his wife will receive 50% of $261.00, or $130.00 per month, if she survives him. If the wife were 57 years old (5 but less than 10 years younger than the Participant), the reduction factor would be .84 instead of .87.

-A1-

2. Life — Ten Years Certain Option Factor

Retiree’s Age When
Pension Payments Begin	Reduction Factor
Age 66 & older	.90
Age 61 – 65.94
Age 55 – 60.96
Example: Participant is 65 years with normal pension of $300 per month. The participant receives $282.00 (.94 x $300) per month for his or her life. If the Participant becomes deceased before 120 monthly payments are made, the beneficiary will receive $282.00 per month until the total monthly payments to the Participant and the beneficiary equal 120. If the Participant would have been age 60 rather than age 65, he or she would have received $288.00 monthly (.96 x $300).
3. Increase Factors for Postponed Retirement

Age at	Increase	Age at	Increase
Retirement	Factor	Retirement	Factor
65	1.00	70	1.55
66	1.09	71	1.69
67	1.19	72	1.84
68	1.30	73	2.00
69	1.42	74	2.17
		75	2.35
Factors should be interpolated to completed months of age.
Lump Sum Cashout Amounts
For purposes of determining the present value of accrued benefits upon lump sum distribution, Actuarial Equivalence shall be based on the 1984 Unisex Pension Mortality Table, as published , setback 2 years, and 6% interest.

-A2-

APPENDIX B
Early Retirement Open Window
     B-1. Purpose. The purpose of this Appendix B is to set forth the terms of a special involuntary retirement benefit extended to certain Participants in the Plan by the Company. All terms and provisions of the Plan shall apply to this Appendix B, except that where the terms and provisions of the Plan and this Appendix B conflict, the terms and provisions of this Appendix B shall control.
     B-2. Eligibility. Each Participant who is involuntarily retired (i) between January 1, 2002 and December 31, 2003 (inclusive) and (ii) after the Participant has attained age 57 years, shall be eligible for benefits under this Appendix B; provided, that as a condition of receiving such Appendix B Benefits, the Participant must execute a separation agreement (containing a release) prepared by the Company prior to his retirement date. If an eligible Participant revokes that separation agreement or the release contained therein, no Appendix B benefits shall be payable to him nor shall additional Service be granted to him for vesting purposes under this Appendix B. A Participant eligible for benefits under this Appendix B who timely executes (and does not revoke) such separation agreement shall be known as an ‘Appendix B Participant.’
     B-3. Vesting. An Appendix B Participant who at his retirement date has not yet completed sufficient Years of Service to be vested in accordance with Section 4 of the Plan, shall be granted the amount of additional service credit necessary to be vested in his Retirement Benefit hereunder at his retirement date.
     B-4. Appendix B Benefits. The benefit payable to an Appendix B Participant shall be equal to the Retirement Benefit otherwise payable to such Participant under Sections 5, 6, and 7 of the Plan, except that the actuarial reduction provided in Article 5 of the Plan for early commencement of benefits prior to age 60, shall not apply.

-B1-

APPENDIX C
Amounts Accrued or Vested After December 31, 2004
     C-1. Purpose. The purpose of this Appendix C to the Motorola Elected Officers Supplementary Retirement Plan is to clarify the treatment of Plan benefits accrued or vested on or after January 1, 2005 (“Appendix C Benefits”). Appendix C Benefits are subject to the provisions of Section 409A of the Internal Revenue Code, and this Appendix C shall at all times be interpreted and administered so that it is consistent with such Internal Revenue Code section.
     C-2. Funding. In lieu of the provisions set forth in Section 13 of the Plan, Appendix C Benefits shall be funded by making a contribution on such Participant’s behalf to the Trust as follows:
(a)	When the Participant first becomes vested in Plan benefits, an initial contribution shall be made to the Trust in the amount of an estimated age 60 benefit paid in a lump sum and discounted back to the later of age 55 or vesting age, using the following assumptions:
•	The mortality factor used calculated based on the 1994 Uninsured Pensioners Mortality Table (Appendix D), with generational projected improvements from 1994 using Scale AA and a further mortality improvement factor of 0.837.

•	An interest rate of 7%.
(b)	When the Participant retires, a final contribution shall be made to the Trust in an amount equal to difference between (1) the amount necessary to purchase an annuity from: MetLife, Inc. equal to the Retirement Benefit attributable to the Participant’s Appendix C Benefits, less (2) contributions previously made under Section C-2(a) above (increased to include actual earnings on the contributions within the Trust from the date of contribution to the date of the Participant’s retirement); provided, however, that any contribution under this Section C-2(b) made on behalf of a Specified Employee (as defined in Internal Revenue Code Section 409A(a)(2)(B)(i)) on or after his termination of employment shall not be made before the date that is 6 months after the Specified Employee’s termination of employment.
     C-3. Optional Form of Payment. With respect to any benefit funded per Section C-2 above, in lieu of the form of payment described in Section 8 of the Plan, upon completion of funding, a Participant may elect an optional form of payment in accordance with the provisions of Section 9 of the Plan. Any such optional form of benefit must comply with the provisions set forth in Treasury Regulation Section 409A-2(b)(2)(ii).

-C1-

     C-4. Disability. For purposes of determining whether a Participant’s retirement is due to a Disability under this Appendix C, a Participant shall be “Disabled” if either (A) the Participant’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (B) the Participant’s receipt, by reason of any medically determinable physical or mental impairment which can be expected to last for a continuous period of not less than 12 months, of income replacement benefits for a period of not less than 3 months under the Motorola Disability Income Plan, as amended, or any other accident and health plan covering employees of the Company.

-C2-

APPENDIX D
1994 Uninsured Pensioners Mortality Table

	Mortality Table		Projection Scale AA
Age	M	F	M	F
15	0.000371	0.000233	0.019	0.016
16	0.000421	0.000261	0.019	0.015
17	0.000463	0.000281	0.019	0.014
18	0.000495	0.000293	0.019	0.014
19	0.000521	0.000301	0.019	0.015
20	0.000545	0.000305	0.019	0.016
21	0.000570	0.000308	0.018	0.017
22	0.000598	0.000311	0.017	0.017
23	0.000633	0.000313	0.015	0.016
24	0.000671	0.000313	0.013	0.015
25	0.000711	0.000313	0.010	0.014
26	0.000749	0.000316	0.006	0.012
27	0.000782	0.000324	0.005	0.012
28	0.000811	0.000338	0.005	0.012
29	0.000838	0.000356	0.005	0.012
30	0.000862	0.000377	0.005	0.010
31	0.000883	0.000401	0.005	0.008
32	0.000902	0.000427	0.005	0.008
33	0.000912	0.000454	0.005	0.009
34	0.000913	0.000482	0.005	0.010
35	0.000915	0.000514	0.005	0.011
36	0.000927	0.000550	0.005	0.012
37	0.000958	0.000593	0.005	0.013
38	0.001010	0.000643	0.006	0.014
39	0.001075	0.000701	0.007	0.015
40	0.001153	0.000763	0.008	0.015
41	0.001243	0.000826	0.009	0.015
42	0.001346	0.000888	0.010	0.015
43	0.001454	0.000943	0.011	0.015
44	0.001568	0.000992	0.012	0.015
45	0.001697	0.001046	0.013	0.016
46	0.001852	0.001111	0.014	0.017
47	0.002042	0.001196	0.015	0.018
48	0.002260	0.001297	0.016	0.018

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	Mortality Table		Projection Scale AA
Age	M	F	M	F
49	0.002501	0.001408	0.017	0.018
50	0.002773	0.001536	0.018	0.017
51	0.003088	0.001686	0.019	0.016
52	0.003455	0.001864	0.020	0.014
53	0.003854	0.002051	0.020	0.012
54	0.004278	0.002241	0.020	0.010
55	0.004758	0.002466	0.019	0.008
56	0.005322	0.002755	0.018	0.006
57	0.006001	0.003139	0.017	0.005
58	0.006774	0.003612	0.016	0.005
59	0.007623	0.004154	0.016	0.005
60	0.008576	0.004773	0.016	0.005
61	0.009663	0.005476	0.015	0.005
62	0.010911	0.006271	0.015	0.005
63	0.012335	0.007179	0.014	0.005
64	0.013914	0.008194	0.014	0.005
65	0.015629	0.009286	0.014	0.005
66	0.017462	0.010423	0.013	0.005
67	0.019391	0.011574	0.013	0.005
68	0.021354	0.012648	0.014	0.005
69	0.023364	0.013665	0.014	0.005
70	0.025516	0.014763	0.015	0.005
71	0.027905	0.016079	0.015	0.006
72	0.030625	0.017748	0.015	0.006
73	0.033549	0.019724	0.015	0.007
74	0.036614	0.021915	0.015	0.007
75	0.040012	0.024393	0.014	0.008
76	0.043933	0.027231	0.014	0.008
77	0.048570	0.030501	0.013	0.007
78	0.053991	0.034115	0.012	0.007
79	0.060066	0.038024	0.011	0.007
80	0.066696	0.042361	0.010	0.007
81	0.073780	0.047260	0.009	0.007
82	0.081217	0.052853	0.008	0.007
83	0.088721	0.058986	0.008	0.007
84	0.096358	0.065569	0.007	0.007
85	0.104559	0.072836	0.007	0.006
86	0.113755	0.081018	0.007	0.005
87	0.124377	0.090348	0.006	0.004
88	0.136537	0.100882	0.005	0.004

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	Mortality Table		Projection Scale AA
Age	M	F	M	F
89	0.149949	0.112467	0.005	0.003
90	0.164442	0.125016	0.004	0.003
91	0.179849	0.138442	0.004	0.003
92	0.196001	0.152660	0.003	0.003
93	0.213325	0.167668	0.003	0.002
94	0.231936	0.183524	0.003	0.002
95	0.251189	0.200229	0.002	0.002
96	0.270441	0.217783	0.002	0.002
97	0.289048	0.236188	0.002	0.001
98	0.306750	0.255605	0.001	0.001
99	0.323976	0.276035	0.001	0.001
100	0.341116	0.297233	0.001	0.001
101	0.358560	0.318956	0.000	0.000
102	0.376699	0.340960	0.000	0.000
103	0.396884	0.364586	0.000	0.000
104	0.418855	0.389996	0.000	0.000
105	0.440585	0.415180	0.000	0.000
106	0.460043	0.438126	0.000	0.000
107	0.475200	0.456824	0.000	0.000
108	0.485670	0.471493	0.000	0.000
109	0.492807	0.483473	0.000	0.000
110	0.497189	0.492436	0.000	0.000
111	0.499394	0.498054	0.000	0.000
112	0.500000	0.500000	0.000	0.000
113	0.500000	0.500000	0.000	0.000
114	0.500000	0.500000	0.000	0.000
115	0.500000	0.500000	0.000	0.000
116	0.500000	0.500000	0.000	0.000
117	0.500000	0.500000	0.000	0.000
118	0.500000	0.500000	0.000	0.000
119	0.500000	0.500000	0.000	0.000
120	1.000000	1.000000	0.000	0.000

-D3-